UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2014

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of June 16, 2014 (the “Issue Date”), and with a closing date of June 17, 2014, the Company entered into a Securities Purchase Agreement with KBM Worldwide Inc. (“KBM”), pursuant to which the Company sold to KBM a $63,000 face value 8% Convertible Note (the “KBM Note”) with a term of nine months (the “KBM Maturity Date”). Interest accrues daily on the outstanding principal amount of the KBM Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the KBM Note and interest is payable on the KBM Maturity Date. The KBM Note is convertible into common stock six months after the issue date, at KBM’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the KBM Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 110% if prepaid during the period commencing on the Issue Date through 30 days thereafter, (ii) 115% if prepaid between 31 days following the Issue Date through 60 days following the Issue Date, (iii) 120% if prepaid between 61 days following the Issue Date through 90 days following the Issue Date, (iv) 125% if prepaid between 91 days following the Issue Date through 120 days following the Issue Date, and (v) 135% if prepaid between 121 days following the Issue Date through 180 days following the Issue Date. The Company may not prepay the KBM Note after the 180th day following the Issue Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the KBM Note becomes immediately due and payable. Should that occur the Company is liable to pay KBM 150% of the then outstanding principal and interest. KBM does not have the right to convert the KBM Note, to the extent that KBM and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock. KBM has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid KBM $3,000 for its legal fees and expenses.

As of June 11, 2014, and with a closing date of June 18, 2014, the Company entered into a Convertible Note Purchase Agreement with JSJ Investments Inc. (“JSJ”), pursuant to which the Company sold to JSJ a $55,000 face value 12% Convertible Note (the “JSJ Note”) with a term of six months (the “JSJ Maturity Date”). Interest accrues daily on the outstanding principal amount of the JSJ Note at a rate per annual equal to 12% on the basis of a 365-day year. The principal amount of the JSJ Note and interest is payable on the JSJ Maturity Date. The JSJ Note is convertible into common stock, subject to Rule 144, at any time after the issue date, at JSJ’s option, at a 50% discount to the average of the three lowest trades on the previous 20 days before the date of the conversion notice or to the average of the three lowest trades on the previous 20 days before the date of execution of the JSJ Note. If the shares are not delivered to JSJ within three business days of the Company’s receipt of the conversion notice, a penalty of an additional 25% in the number of shares to be converted will incur on the fourth business day, and each day thereafter until the shares are delivered. Upon the Maturity Date and JSJ’s consent to exercise such provision, there is a 150% cash redemption premium on the principal amount only. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 12% per annum and the JSJ Note becomes immediately due and payable.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	IHOOKUP SOCIAL, INC.
By:
/s/ Robert Rositano
Robert Rositano
CEO